EXHIBIT 4.2(b)


                FIRST AMENDMENT TO NOTE AGREEMENT

      This First  Amendment,  dated as of  September 1, 2001 (the or this "First Amendment") to the Note Agreement dated as of March 1, 2001 described below, is between Dentsply International Inc., a Delaware corporation (the "Company"), and each of the Purchasers party to the Note Agreement referred to herein (collectively, the "Noteholders").

                            RECITALS:

A. The Company and each of the Noteholders have heretofore entered into a Note Purchase and Private Shelf Agreement, dated as of March 1, 2001 (as in effect from time to time, the "Note Agreement"). Pursuant to the Note Agreement, the Company has heretofore issued (i) its Series A Notes in the aggregate principal amount of 82,450,000 Swiss Francs and (ii) its Series B Notes in the aggregate principal amount of 84,400,000 Swiss Francs, maturing, in each case, on March 1, 2007. The Noteholders are the holders of 100% of the outstanding principal amount of the Series A Notes and the Series B Notes.

B. The Company and the Noteholders now desire to amend certain provisions of the Note Agreement as of the date hereof in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

      NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
SECTION 1. Amendments.

Paragraph 5H of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

           "5H. Intercreditor Agreement. The Company covenants that on or before September 30, 2001, the agent under (on its own behalf and as agent on behalf of each lender party
      to) both of the Bank Agreements shall enter into an intercreditor agreement with Prudential and each holder of Notes which shall be in form and content satisfactory to Prudential; provided however that, in the event the Company replaces, refinances or extends the term of either or both Bank Agreements with a facility or facilities that either (a) require guaranties by Subsidiaries of the Company or (b) provide that Subsidiaries of the Company may be borrowers thereunder, the Company shall cause each lender party to any such facility to simultaneously enter into a replacement intercreditor agreement (the "Intercreditor Agreement") with Prudential and each holder of Notes which shall include terms no less favorable to each holder of Notes than those referenced on the summary of intercreditor terms attached hereto as Exhibit E, and shall in any event be in form, scope and content satisfactory to Prudential."



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Paragraph  6A(3) of the  Note  Agreement  shall be and is  hereby amended in its entirety to read as follows:

           "6A(3) Debt and Priority Debt Limitations. (i) The ratio, expressed as a percentage, of Consolidated Debt to Consolidated Capitalization to exceed (a) 55% at any time during the period commencing on the Series A Closing Day and ending on August 30, 2001, (b) 65% at any time during the period commencing on August 31, 2001 and ending on December 31, 2002, (c) 55% at any time during the period commencing on January 1, 2003 and ending on
      December 31,  2003,  or (d) 50% at any time  thereafter  or
      (ii) the aggregate amount of Priority Debt to at any time exceed 15% of Consolidated Net Worth."

Paragraph 6B(8) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

"6B(8) Sale-and-Leasebacks. Enter into any transaction, directly or indirectly, whereby it shall sell or transfer any property, if at the time of such sale or disposition the Company or any Subsidiary intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose (a "Sale and Leaseback Transaction") except:

                (i)  any  Sale  and  Leaseback   Transaction   in
           which the property is sold by the Company to a Subsidiary or by a Subsidiary to the Company or another Subsidiary, or

                (ii) the Company or any Subsidiary may enter into any Sale and Leaseback Transaction if (a) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall exist (including any Event of Default under paragraph
           6A(3)(ii)) and the proceeds from the sale of the subject property shall be equal to not less than 80% of its fair market value (as reasonably determined by the Company's Board of Directors); or

                (iii)following the acquisition of DeGussa Dental Group by the Company or one or more of its Subsidiaries, any one or more Sale and Leaseback Transactions, in an aggregate equivalent amount not to exceed US$100,000,000, with respect to the precious metals owned by Degussa Dental Group prior to such acquisition; provided that any such Sale and Leaseback Transaction shall be entered into and effective no later than June 30, 2002; or"

The  following  shall be added as a new  Paragraph 6C of the Note
Agreement:

                "6C. Subsidiary Accounts/Cash Management. The Company will not permit any Subsidiary party to the Subsidiary Guaranty to establish or maintain any deposit, checking or other account with any financial institution that is a party to either or both of the Bank Agreements; provided however, that such
           Subsidiaries may continue to maintain any such accounts that were in existence on the Series A Closing Day in accordance with the Company's cash management practices in effect on the Series A Closing Day; provided further, however, that the aggregate daily positive balances maintained therein on any day shall not exceed US$1,000,000."



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The  definition of "Bank  Agreements"  set forth in Paragraph 10B of the Note Agreement is hereby amended in its entirety to read as follows:

           "Bank Agreements" shall mean (i) the $250,000,000 Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of May 25, 2001, among the Company and the other Persons named as parties thereto, as amended or otherwise modified from time to time, (ii) the $250,000,000 Five-Year Competitive Advance, Revolving Credit and Guaranty Agreement dated as of May 25, 2001 among the Company and the other Persons named as parties thereto, as amended or otherwise modified from time to time and (iii) the Revolving Credit Agreement dated September 9, 1994, among the Company and the other Persons named as party thereto, as amended otherwise modified from time to time.
SECTION 2. Supplemental interest payments.

(a) In consideration of the agreement of the Noteholders to consent to amend the Note Agreement in the respects set forth in Section 1 hereof, the Company hereby agrees to pay, in addition to the interest payable in respect of the Series A Notes and Series B Notes pursuant to the respective terms of such Notes and of the Note Agreement as in effect on the date hereof, supplemental interest ("Supplemental Interest") on the respective unpaid principal balances of the Series A Notes and Series B Notes from and after the date hereof, in accordance with this Section 2.



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           (b)  The  Supplemental  Interest payable on the Series
A Notes and Series B Notes for any day from and after the date hereof shall be and mean interest (computed on the basis of a
360-day  year   consisting  of  twelve  30  day  months)  on  the
respective US Dollar Equivalent (as defined below) of such unpaid principal balances at the corresponding rate per annum set forth in the table below, determined by reference to the respective ratings from time to time assigned to the Company's long-term, senior, unsecured debt (which is not guarantied or subject to any other form of credit enhancement) by Standard and Poor's Ratings Group and Moody's Investor Service, Inc., and published by the applicable rating agency:


           -------------------------------------------------

           Applicable Debt Ratings  Supplemental Interest
           -------------------------------------------------
           -------------------------------------------------

              BBB+ or Baa1 (or              0.40%
                  higher)1
           -------------------------------------------------
           -------------------------------------------------

                BBB or Baa21                0.60%
           -------------------------------------------------
           -------------------------------------------------

              BBB- or Baa3 (or              1.00%
                  lower) 1
           -------------------------------------------------


           1 In the event of a split rating, the higher of the two ratings will determine the applicable
                Supplemental Interest.

           (c)  Supplemental   Interest   shall  be   payable  in
arrears  on each  March 1, June 1,  September  1 and  December  1 subsequent to the date hereof in US Dollars in immediately available funds by wire transfer for credit to:

                Prudential      Managed
                Account
                Account             No.
                890-0304-391
                The Bank of New York
                New York, New York
                (ABA No.:  021-000-018)


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Each such wire  transfer  shall also  reference  the name of the
Company, and the following information for the applicable Note to which such payment applies " _____% Series __ Notes due ____________, Security No. !INV ____!, PPN _____", and the due
date and application (Supplemental Interest) of the payment being made.

           (d) For purposes hereof, the term "US Dollar Equivalent" shall mean the amount determined by converting the aggregate outstanding Swiss Franc balances of the Series A
Notes or the Series B Notes, as the case may be, to the equivalent in US Dollars using a rate of exchange of (a) in the case of the Series A Notes, 1.649 Swiss Francs/1.000 US Dollars and (b) in the case of the Series B Notes, 1.688 Swiss Francs/1.000 US Dollars.

           (e) Changes in the applicable Supplemental Interest rate shall become effective on the fifth Business Day following the date Standard and Poor's Ratings Group and/or Moody's Investor Service, Inc., as the case may be, publishes the relevant change in its applicable rating.
SECTION 3. REPRESENTATIONS AND WARRANTIES.

      3.1 As of the date this First Amendment becomes effective pursuant to the provisions of Section 4.1 hereof, each of the Company and each Subsidiary party to the Subsidiary Guaranty, jointly and severally, represent and warrant to the Noteholders as follows:

           (a) There are no set-offs, claims, defenses, counterclaims, causes of action, or deductions of any nature against any of the obligations under the Note Agreement or the Subsidiary Guaranty or evidenced by the Notes.

           (b) After giving effect to the amendments made herein: (i) no Event of Default and, to the knowledge of the Company and the Subsidiaries party to the Subsidiary Guaranty, no Default, has occurred and is continuing, and
      (ii) the representations and warranties set forth in Paragraph 8 of the Note Agreement and Paragraph 5 of the Subsidiary Guaranty are true and correct on and as of the date this First Amendment becomes effective with the same force and effect as though made on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date.
SECTION 4. Miscellaneous.

Upon the date  that the  Noteholders  shall  have  received  from each of the Company and the Subsidiaries party to the Subsidiary Guaranty a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Noteholders) that such party has signed a counterpart hereof, this First Amendment shall become effective as of the date hereof.

This First Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note
Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.



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The  descriptive  headings  of the  various  Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

This First Amendment shall be governed by and construed in accordance with New York law.

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Each of the Subsidiaries of the Company party to the Subsidiary Guaranty hereby joins in this First Amendment to evidence its consent hereto, and each such Subsidiary of the Company hereby reaffirms its obligations set forth in the Subsidiary Guaranty and in each other document given by it in connection with the Note Agreement and the Notes.

This First Amendment shall be governed by and construed in accordance with New York law.

                               [BORROWER:]

                               DENTSPLY INTERNATIONAL INC., a
                               Delaware corporation


                               By:
                               Name: William R. Jellison
                               Title: Sr. VP and Chief
                               Financial Officer


                               By:
                               Name: William E. Reardon
                               Title: Treasurer


                                [GUARANTORS:]

                               CERAMCO INC., a Delaware
                               corporation


                               By:
                               Name: William E. Reardon
                               Title: Treasurer


                               CERAMCO MANUFACTURING CO., a
                               Delaware corporation


                               By:
                               Name: William E. Reardon
                               Title: Treasurer




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                               DENTSPLY INTERNATIONAL
                               PREVENTIVE CARE DIVISION L.P., a
                               Pennsylvania limited partnership


                               By:
                                   Dentsply International Inc.,
                                   a Delaware corporation, its
                                   general partner


                                   By:
                               Name: William E. Reardon
                               Title: Treasurer


                               G.A.C. INTERNATIONAL, INC., a
                               New York corporation


                               By:
                               Name: William E. Reardon
                               Title: Treasurer


                               MIDWEST DENTAL PRODUCTS CORP., a
                               Delaware corporation


                               By:
                               Name: William E. Reardon
                               Title: Treasurer


                               RANSOM & RANDOLPH COMPANY, a
                               Delaware corporation


                               By:
                               Name: William E. Reardon
                               Title: Treasurer


                               TULSA DENTAL PRODUCTS INC., a
                               Delaware corporation


                               By:
                               Name: William E. Reardon
                               Title: Treasurer




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                               DENTSPLY FINANCE CO., a Delaware
                               corporation


                               By:
                               Name:
                               Title:


                               DENTSPLY RESEARCH & DEVELOPMENT
                               CORP., a Delaware corporation


                               By:
                               Name:
                               Title:


ACCEPTED AND AGREED TO:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA


By:______________________________
     Title:

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